Exhibit 99.1

News Release

Contact:
Brad Cohen
Public Relations
Quantum Corp.
+1 (408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
+1 (212) 331-8424 or +1 (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

For Release: May 10, 2017 1:15 p.m. PDT

Quantum Corporation Reports Fiscal Fourth Quarter and Full Year 2017 Results

Full Year 2017 Highlights:

•	Total revenue of $505 million, up 6% over fiscal 2016

•	Scale-out tiered storage revenue of $148 million, up 17% year-over-year

•	Data protection revenue of $318 million, up 3% year-over-year

•	GAAP net income of $4 million, an $80 million improvement over fiscal 2016

•	Non-GAAP net income of $16 million, a $19 million improvement over the prior year

•	GAAP earnings per share of $0.11, compared to a loss per share of $2.33 in fiscal 2016

•	Non-GAAP earnings of $0.46 per diluted share, compared to a loss per share of $0.10 the prior year

SAN JOSE, Calif. - May 10, 2017 - Quantum Corp. (NYSE: QTM) today reported results for the fiscal fourth quarter and full year 2017 ended Mar. 31, 2017.
Fiscal Fourth Quarter 2017 Financial Results
(All comparisons are relative to the fiscal fourth quarter 2016 unless otherwise stated.)1

•	Total revenue was $120.8 million, up from $120.0 million.

•	Branded revenue was $103.5 million, a 7 percent increase.

•	Scale-out tiered storage revenue was $31.0 million, compared to $33.1 million, primarily reflecting fewer large deals than the same quarter a year earlier.

•
Total data protection revenue grew 5 percent to $79.7 million, consisting of $21.5 million in disk backup systems revenue (up 19 percent), $40.2 million in tape automation revenue (down 10 percent overall, with OEM revenue down 45 percent and branded revenue flat) and $18.1 million in devices and media revenue (up 38 percent).

[1] All revenue figures for scale-out tiered storage, data protection, disk backup systems and tape automation in this press release include related service revenue.

•	Royalty revenue was $10.1 million, compared to $11.0 million.

•
GAAP operating income was $1.1 million, and non-GAAP operating income was $4.2 million, compared to a loss of $50.1 million and income of $8.2 million, respectively. (Fiscal fourth quarter 2016 results included a non-cash goodwill impairment charge of $55.6 million.)

•
GAAP net loss was $1.9 million, or $0.06 per diluted share,[2] compared to GAAP net loss of $52.9 million, and non-GAAP net income was $1.6 million, or $0.05 per diluted share, compared to non-GAAP net income of $6.2 million.

Fiscal 2017 Full Year Financial Results
(All comparisons are relative to the fiscal 2016 full year results unless otherwise stated.)

•	Total revenue grew 6 percent to $505.3 million, up from $476.0 million.

•	Branded revenue grew 11 percent to $432.1 million, up from $388.3 million.

•	Scale-out tiered storage revenue grew 17 percent to $148.4 million, up from $126.5 million.

•
Total data protection revenue grew 3 percent to $318.2 million, consisting of $84.6 million in disk backup systems revenue (up 16 percent), $172.7 million in tape automation revenue (down 9 percent overall, with OEM revenue down 27 percent and branded revenue down 3 percent) and $60.9 million in devices and media revenue (up 33 percent).

•	Royalty revenue was $38.8 million, compared to $41.2 million.

•	GAAP operating income was $12.1 million, and non-GAAP operating income was $23.0 million, compared to a loss of $67.8 million and income of $3.9 million, respectively.

•	GAAP net income was $3.6 million, or $0.11 per diluted share, and non-GAAP net income was $15.8 million, or $0.46 per diluted share, compared to a loss of $76.4 million and $3.3 million, respectively.

“Our solid fourth quarter results closed out a year of strong overall performance and execution,” said Jon Gacek, president and CEO of Quantum. “We generated year-over-year growth and significantly improved profitability in a year of ongoing industry disruption. One of the keys to this success was the fact that we grew scale-out tiered storage revenue for the ninth consecutive year, building on our leadership in traditional rich media markets and expanding our footprint in new verticals and use cases. In addition, despite continuing challenges in the data protection market, we turned around this part of our business in fiscal 2017, driving significant growth in disk backup systems and extending our position as the market leader in tape automation. From a product standpoint, we delivered innovative new solutions and features for scale-out tiered storage, disk backup and tape archive, including new ways to leverage flash technology and the cloud. Finally, we secured a large financing package that addresses our November 2017 convertible debt and provides a stable, more flexible capital structure over the next

[2] All earnings per share figures included in this press release have been adjusted to reflect the reverse stock split, effective April 18, 2017.

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five years. All of this makes us well-positioned for further success in fiscal 2018 and beyond.

“We are also excited about the addition of Adalio Sanchez and Marc Rothman to our board of directors and expect to add the final director in our reconstituted board this month. As soon as the new board is fully in place, we will go through a comprehensive strategic review - taking a detailed look at the market and its trends, our product and solution capabilities, our sales model, R&D roadmaps, expenses and areas of investment, and capital structure - and then make decisions on how to take Quantum to the next level and drive increased shareholder value.

“When that process is complete, we will provide guidance for fiscal 2018 and update our strategic direction for the year and beyond. In the meantime, our current expectation is that we will grow total revenue year-over-year in the fiscal first quarter, driven by growth in scale-out tiered storage revenue.”

Fiscal Fourth Quarter 2017 and Other Recent Business Highlights

•
Building on its momentum in video surveillance, Quantum closed the highest number of surveillance deals in a quarter to date, which included its first surveillance sales wins in life sciences use cases. Four additional video management software (VMS) partners were also certified to support the company’s full range of scale-out storage tiers, bringing the total number of VMS partners certified for full tiering to 20 and covering 80 percent of the market. Adding to Quantum’s industry accolades, Milestone Systems - one of the top VMS providers - named Quantum “Technology Partner of the Year” for 2016 in the Americas and, for the second consecutive year, “Best Solution Partner” in the Asia Pacific region.

•
Quantum announced purpose-built 4K video reference architectures that leverage the company’s StorNext®-powered, disk- and flash-based workflow storage systems to maximize 4K stream counts and optimize performance levels in accordance with users’ specific needs. Based on exhaustive testing with real-world metrics, the new reference architectures empower media facilities to make better-informed investments in 4K storage infrastructure.

•
The company introduced StorNext 6, a major new release of the StorNext platform that provides a unique combination of industry-leading performance and advanced data management features. It is designed to help users overcome the challenges of working with growing volumes of higher-resolution content and enable them to capitalize on the opportunities to re-monetize or re-purpose that content. Features include more efficient and cost-effective ways to meet project performance demands, share and access content across geographically distributed teams, and manage and protect archived content.

•
Quantum announced a strategic relationship with Veritone Inc., a leader in cognitive analytics. Veritone aiWARE - a hybrid on-premise and cloud version of Veritone’s best-in-class, cloud-based artificial intelligence platform - will be offered as an integrated solution with StorNext. This

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combination will allow users to leverage the power of Veritone’s cognitive analytics - along with top cognitive engines in areas such as face detection, object recognition and transcription - to extract new value from their on-premise video and audio content without having to move it to the cloud.

•	Quantum’s board of directors approved a 1-for-8 reverse stock split of its common stock, which began trading on a split-adjusted basis on April 19, 2017.

•
The company appointed Adalio Sanchez and Marc Rothman to its board of directors. Sanchez is a 35-year information technology industry veteran who spent most of his career at IBM Corp., including 16 years in senior executive and global general management roles. He is currently president of S Group Advisory LLC, a firm providing expertise and management consulting services. Rothman is executive vice president and chief financial officer at VeriFone Inc., responsible for leading the company’s finance, information technology, and real estate organizations, and has more than 30 years of global finance and merger and acquisition experience.

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Conference Call and Audio Webcast Notification
Quantum will hold a conference call today, May 10, 2017, at 2:00 p.m. PDT to discuss its fiscal fourth quarter and full year results. Press and industry analysts are invited to attend in listen-only mode.
Dial-in number: +1 (503) 343-6063
Participant passcode: 13655642
Replay numbers: +1 (855) 859-2056 U.S.; +1 (404) 537-3406 International
Replay passcode: 13655642
Replay expiration: Wednesday, May 17, 2017
 Webcast site: www.quantum.com/investors
About Quantum
Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. Quantum’s end-to-end, tiered storage foundation enables customers to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.
###

Quantum, the Quantum logo and StorNext are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Quantum advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, our statements relating to: 1) being well-positioned for further success in fiscal 2018 and beyond; 2) adding the final director in our reconstituted board this month; 3) our planned comprehensive strategic review; 4) thereafter providing guidance for fiscal 2018 and updating our strategic direction for the year and beyond; and 5) our current expectation that we will grow total revenue year-over-year in the fiscal first quarter, driven by growth in scale-out tiered storage revenue. All forward-looking statements are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement, including unexpected changes in the Company’s business. More detailed information about these risk factors and additional risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 2, 2017. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management and Board of Directors use these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options, restricted stock units and employee stock purchase plan. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Proxy Contest and Related Costs
Proxy contest and related costs are expenses incurred to respond to activities and inquiries of VIEX Capital Advisors, LLC, including their proxy solicitation and settlement agreement. These costs are not considered core operating activities. Management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Crossroads Patent Litigation Costs
Crossroads patent litigation costs are expenses incurred to defend ourselves and perform other activities related to a patent infringement lawsuit filed by Crossroads Systems, Inc. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Gain/(loss) on Debt Extinguishment
The gain/(loss) on debt extinguishment relates to specific actions undertaken during the third and fourth quarters of fiscal 2017. The amount is excluded from non-GAAP financial measures because it is not considered a core operating activity and management believes that it is appropriate to exclude the loss in order to provide investors the ability to compare Quantum’s period-over-period results from continuing operations.

Amortization of Debt Costs
Amortization of debt costs, included in interest expense, relates to the amortization of fees incurred and paid in connection with the issuance of our debt and convertible notes. Amortization of debt costs is a non-cash expense that is representative of a single transaction which occurred in prior periods. The amount is excluded from non-GAAP financial measures because it is not considered a core operating activity and management believes that it is appropriate to exclude the amortization from interest expense in order to provide investors the ability to compare Quantum’s period-over-period results from continuing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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Note 1

In the third quarter of fiscal 2017 Quantum implemented new accounting procedures related to the accounting for costs incurred for third-party service providers. While the resulting adjustments were not material to any previously issued annual or quarterly consolidated financial statements, management concluded that revisions to the periods impacted were warranted. These adjustments have been reflected in the financials provided in this press release. Quantum will provide more detail regarding these adjustments in future SEC filings.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2017	March 31, 2016*
Assets
Current assets:
Cash and cash equivalents	$12,958	$33,870
Restricted cash, current	1,832	2,788
Accounts receivable	116,056	105,959
Manufacturing inventories	27,661	40,614
Service parts inventories	19,849	21,407
Other current assets	9,969	8,007
Total current assets	188,325	212,645
Long-term assets:
Property and equipment	11,186	12,939
Intangible assets	276	451
Restricted cash, long-term	20,000	—
Other long-term assets	5,240	4,565
Total long-term assets	36,702	17,955
	$225,027	$230,600
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$41,611	$46,136
Accrued warranty	3,263	3,430
Deferred revenue, current	84,683	88,919
Accrued restructuring charges, current	869	1,621
Long-term debt, current	—	3,000
Convertible subordinated debt, current	62,827	—
Accrued compensation	24,104	22,744
Other accrued liabilities	12,998	13,806
Total current liabilities	230,355	179,656
Long-term liabilities:
Deferred revenue, long-term	37,642	35,427
Accrued restructuring charges, long-term	481	1,116
Long-term debt	65,028	62,709
Convertible subordinated debt, long-term	—	69,253
Other long-term liabilities	7,520	8,324
Total long-term liabilities	110,671	176,829
Stockholders' deficit	(115,999)	(125,885)
	$225,027	$230,600

* Derived from the March 31, 2016 audited Consolidated Financial Statements.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016
Revenue:
Product	$75,301	$72,769	$322,212	$286,217
Service	35,452	36,263	144,335	148,548
Royalty	10,082	10,997	38,798	41,193
Total revenue	120,835	120,029	505,345	475,958
Cost of revenue:
Product	53,399	50,499	231,207	207,139
Service	15,386	15,239	60,714	65,778
Total cost of revenue	68,785	65,738	291,921	272,917
Gross margin	52,050	54,291	213,424	203,041
Operating expenses:
Research and development	11,341	10,862	44,379	48,703
Sales and marketing	25,577	24,875	103,235	108,735
General and administrative	13,937	12,183	51,599	53,793
Restructuring charges (benefits)	101	1,466	2,063	4,006
Goodwill impairment	—	55,613	—	55,613
Total operating expenses	50,956	104,999	201,276	270,850
Income (loss) from operations	1,094	(50,708)	12,148	(67,809)
Other income (expense)	(123)	(597)	562	(191)
Interest expense	(2,496)	(1,513)	(7,912)	(6,817)
Gain/(loss) on debt extinguishment	7	—	(41)	(394)
Income (loss) before income taxes	(1,518)	(52,818)	4,757	(75,211)
Income tax provision	395	66	1,112	1,183
Net income (loss)	$(1,913)	$(52,884)	$3,645	$(76,394)

Basic and diluted net income (loss) per share	$(0.06)	$(1.59)	$0.11	$(2.33)
Diluted net income (loss) per share	$(0.06)	$(1.59)	$0.11	$(2.33)

Weighted average shares:
Basic	33,957	33,174	33,701	32,841
Diluted	33,957	33,174	34,072	32,841

Included in the above Statements of Operations:
Amortization of intangibles:
Cost of revenue	$36	$47	$175	$280
	36	47	175	280
Share-based compensation:
Cost of revenue	198	235	895	1,241
Research and development	280	335	1,300	1,864
Sales and marketing	495	540	2,255	2,907
General and administrative	601	467	2,248	2,904
	1,574	1,577	6,698	8,916
Proxy contest and related costs:
General and administrative	1,301	—	1,744	—
	1,301	—	1,744	—
Amortization of debt costs:
Interest expense	429	168	1,202	986
	429	168	1,202	986
Crossroads patent litigation costs:
General and administrative	62	213	218	2,907
	$62	$213	$218	$2,907

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	March 31, 2017	March 31, 2016
Cash flows from operating activities:
Net income (loss)	$3,645	$(76,394)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5,433	6,410
Amortization of intangible assets	175	280
Amortization and write-off of debt issuance costs	1,373	1,062
Service parts lower of cost or market adjustment	4,960	5,972
Deferred income taxes	—	(85)
Share-based compensation	6,698	8,916
Goodwill impairment		55,613
Changes in assets and liabilities:
Accounts receivable	(10,097)	18,200
Manufacturing inventories	12,931	6,325
Service parts inventories	(4,969)	(780)
Accounts payable	(4,845)	(8,180)
Accrued warranty	(167)	(789)
Deferred revenue	(2,020)	(11,085)
Accrued restructuring charges	(1,387)	(2,109)
Accrued compensation	1,492	(12,712)
Other assets and liabilities	(4,307)	(2,364)
Net cash provided by (used in) operating activities	8,914	(11,720)
Cash flows from investing activities:
Purchases of property and equipment	(1,753)	(3,482)
Change in restricted cash	(20,240)	(139)
Net cash used in investing activities	(21,992)	(3,621)
Cash flows from financing activities:
Borrowings of long-term debt, net	104,914	68,920
Repayments of long-term debt	(106,172)	(3,211)
Repayments of convertible subordinated debt	(6,910)	(83,735)
Payment of taxes due upon vesting of restricted stock	(738)	(3,176)
Proceeds from issuance of common stock	1,020	2,478
Net cash used in financing activities	(7,886)	(18,724)
Effect of exchange rate changes on cash and cash equivalents	52	(13)
Net decrease in cash and cash equivalents	(20,912)	(34,078)
Cash and cash equivalents at beginning of period	33,870	67,948
Cash and cash equivalents at end of period	$12,958	$33,870

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2017
	Gross Margin	Gross Margin Rate	Income From Operations	Operating Margin	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$52,050	43.1%	$1,094	0.9%	$(1,913)	$(0.06)	$(0.06)
Non-GAAP Reconciling Items:
Amortization of intangibles	36		36		36
Share-based compensation	198		1,574		1,574
Restructuring charges	—		101		101
Proxy contest and related costs	—		1,301		1,301
Crossroads patent litigation costs	—		62		62
Amortization of debt costs	—		—		429
Gain/(loss) on debt extinguishment	—		—		(7)
Non-GAAP	$52,284	43.3%	$4,168	3.4%	$1,583	$0.05	$0.05

Computation of basic and diluted net income per share:						GAAP	Non-GAAP
Net income						$(1,913)	$1,583
Interest of dilutive convertible notes						—	—
Gain on debt extinguishment						—	—
Income for purposes of computing income per diluted share						$(1,913)	$1,583

Weighted average shares:
Basic						33,957	33,957
Dilutive shares from stock plans						—	530
Dilutive shares from convertible notes						—	—
Diluted						33,957	34,487

	Twelve Months Ended March 31, 2017
	Gross Margin	Gross Margin Rate	Income From Operations	Operating Margin	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$213,424	42.2%	$12,148	2.4%	$3,645	$0.11	$0.11
Non-GAAP Reconciling Items:
Amortization of intangibles	175		175		175
Share-based compensation	895		6,698		6,698
Restructuring charges	—		2,063		2,063
Proxy contest and related costs	—		1,744		1,744
Crossroads patent litigation costs	—		218		218
Amortization of debt costs	—		—		1,202
Gain/(loss) on debt extinguishment	—		—		41
Non-GAAP	$214,494	42.4%	$23,046	4.6%	$15,786	$0.47	$0.46

Computation of basic and diluted net income per share:						GAAP	Non-GAAP
Net income						$3,645	$15,786
Interest of dilutive convertible notes						—	—
Income (loss) for purposes of computing income (loss) per diluted share						$3,645	$15,786

Weighted average shares:
Basic						33,701	33,701
Dilutive shares from stock plans						371	371
Dilutive shares from convertible notes						—	—
Diluted						34,072	34,072

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2016
	Gross Margin	Gross Margin Rate	Income (Loss) From Operations	Operating Margin	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$54,291	45.2%	$(50,708)	(42.2)%	$(52,884)	$(1.59)	$(1.59)
Non-GAAP Reconciling Items:
Amortization of intangibles	47		47		47
Share-based compensation	235		1,577		1,577
Restructuring charges	—		1,466		1,466
Proxy contest and related costs	—		—		—
Crossroads patent litigation costs	—		213		213
Goodwill impairment	—		55,613		55,613
Amortization of debt costs	—		—		168
Non-GAAP	$54,573	45.5%	$8,208	6.8%	$6,200	$0.19	$0.18

Computation of basic and diluted net income (loss) per share:						GAAP	Non-GAAP
Net income (loss)						$(52,884)	$6,200
Interest of dilutive convertible notes						—	902
Income for purposes of computing income per diluted share						$(52,884)	$7,102

Weighted average shares:
Basic						33,174	33,174
Dilutive shares from stock plans						—	68
Dilutive shares from convertible notes						—	5,313
Diluted						33,174	38,555

	Twelve Months Ended March 31, 2016
	Gross Margin	Gross Margin Rate	Income (Loss) From Operations	Operating Margin	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$203,041	42.7%	$(67,809)	(14.2)%	$(76,394)	$(2.33)	$(2.33)
Non-GAAP Reconciling Items:
Amortization of intangibles	280		280		280
Share-based compensation	1,241		8,916		8,916
Restructuring charges	—		4,006		4,006
Crossroads patent litigation costs	—		2,907		2,907
Goodwill impairment	—		55,613		55,613
Amortization of debt costs	—		—		986
Gain/(loss) on debt extinguishment	—		—		394
Non-GAAP	$204,562	43.0%	$3,913	0.8%	$(3,292)	$(0.10)	$(0.10)

Computation of basic and diluted net loss per share:						GAAP	Non-GAAP
Net loss						$(76,394)	$(3,292)
Interest of dilutive convertible notes						—	—
Income for purposes of computing income per diluted share						$(76,394)	$(3,292)

Weighted average shares:
Basic and diluted						32,841	32,841
Dilutive shares from stock plans						—	—
Dilutive shares from convertible notes						—	—
Diluted						32,841	32,841

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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